SPA-LETTER AGREEMENT

This Letter Agreement ("Agreement") is made and entered into as of the 22th day of June, 2021, by and between Unique Logistics Holdings, Inc. ("ULHI"), a Delaware Corporation and Unique Logistics Holdings, Limited, a Hong Kong company ("ULHK"). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the Securities Purchase Agreement ("SPA") between ULHI and ULHK dated May 29, 2020.

WHEREAS, pursuant to Section 9.5 of the SPA, subject to the obtaining of required board and shareholder approvals and the satisfactory completion by ULHI of a diligence review of the books, records and financial statements of each of (i) Unique Logistics International (North and East China) Company Limited and Affiliated companies of Unique Logistics International (North and East China) Company Limited operating in North East China and Taiwan (collectively, "UL China"), and (ii) Unique Logistics International India (Private) Limited ("UL India"), within 12 months of the Closing Date (the "Purchase Period"), ULHI will acquire ULHK's 50% interest in UL China and 65% interest in UL India (the "Acquisitions") with a purchase price based on the following valuation model: 6.5 times EBITDA based on ULHK's share of the average annual EBITDA for 2017, 2018 and 2019 (the "EBITDA Evaluation Period") as set forth in the financial statements for each of UL China and UL India, with a minimum cash payment, subject to adjustment, of US$4,000,000;

WHEREAS, ULHI and ULHK have agreed to extend the Purchase Period to December 31, 2021;

WHEREAS, ULHI and ULHK have agreed to change the EBITDA Evaluation Period from 2017, 2018 and 2019 to 2018, 2019 and 2020.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Purchase Period will be extended to December 31, 2021 by amending Section 9.05 of the SPA to delete the words "within 12 months of the Closing Date" and replace them with "prior to December 31, 2021".

2. The EBITDA Evaluation Period will be changed to 2018, 2019 and 2020 by amending Section 9.05 of the SPA to delete "Seller's share of the average annual EBITDA for 2017, 2018 and 2019 as set forth in the financial statements for each of UL China and UL India" and replace them with "Seller's share of the average annual EBITDA for 2018, 2019 and 2020 as set forth in the financial statements for each of UL China and UL India".

3. Except as expressly set forth herein, this Agreement is not intended to alter the terms of the SPA which shall continue with full force and effect.

4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written:

Unique Logistics Holdings, Inc:

By: ______________________

Name:
Title: Chief Executive Officer

Unique Logistics Holdings, Limited

By: ______________________

Name: Lee, Patrick Man Bun
Title: Group COO